Exhibit 99.1

Cell Therapeutics Provides Monthly Information at Request of CONSOB

May 28, 2010 Seattle — Cell Therapeutics, Inc. (the “Company” or “CTI”) (NASDAQ and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Unified Financial Act, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s management and financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.celltherapeutics.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s U.S. Securities and Exchange (“SEC”) filings and the Listing Prospectus authorized to be published by CONSOB, can be found. The information provided below is qualified in its entirety by reference to such information.

Please note that all the information disclosed in this press release primarily refers to the period April 1, 2010 through April 30, 2010 except as otherwise expressly noted.

Provisional financial information as of April 30, 2010 and EBITDA

The following information concerns the Company’s provisional (unaudited) results for the month ended April 30, 2010.

Such financial information represents estimates that are based on assumptions the occurrence of which depends on circumstances relating to the Company and the macroeconomic situation, and which assumptions might or might not occur.

The following table reports the Estimated Indication of a few relevant items referring to the statements of operations for the month ended April 30, 2010:

Estimated financial data of the Company for the month ended April 30, 2010

The estimated and unaudited financial data of the Company as of April 30, 2010 compared with those for the previous month are shown below (amounts in thousands of U.S. dollars):

	March 31, 2010	April 30, 2010
Net revenue	$7		$7
Operating income (expense)	$(9,499)		$(6,568)
Profit /(Loss) from operations	$(9,492)		$(6,561)

Other income (expenses), net	$97		$(151)
Preferred Stock:
- Deemed Dividend	$(17,277)	$
EBITDA	$(26,672)		$(6,712)

Depreciation and amortization	$(245)		$(157)
Amortization of debt discount and issuance costs	$(158)		$(29)
Interest expense	$(280)		$(251)

Net profit /(loss) attributable to common shareholders	$(27,355)		$(7,149)

www.CellTherapeutics.com

Estimated Research and Development expenses were $2.6 million and $2.1 million for the months of March 2010 and April 2010, respectively.

Net financial indebtedness

The following table reports the estimated and unaudited net financial indebtedness of the Company as of March 31, 2010 and April 30, 2010, including the separate indication of the total financial needs, regarding debts expiring less than 12 months ahead (current portion). The relevant financial data are compared with those for the previous month (amounts in thousands of U.S. dollars).

Net Financial Standing	March 31, 2010	April 30, 2010
Cash and cash equivalents	$41,511	$53,923
Long term obligations, current portion	$(1,219)	$(1,112)
Convertible senior notes	$—	$(10,130)
Convertible senior subordinated notes	$(40,363)	$(40,363)
Net Financial Standing, current portion	$(71)	$2,318

Long term obligations, less current portion	$(1,632)	$(1,583)
Convertible senior notes	$(21,907)	$(11,778)
Net Financial Standing, less current portion	$(23,539)	$(13,361)
Net Financial Indebtedness	$(23,610)	$(11,043)

The total estimated and unaudited net financial position of the Company as of April 30, 2010 was approximately negative $11,043 (in thousands of U.S. dollars).

The Company’s 4% Convertible Senior Subordinated Notes with a redemption date of July 1, 2010 and the 7.5% Convertible Senior Notes with a redemption date of April 30, 2011 come due within the next twelve months.

The Company had no debt that matured during the month of April 2010.

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Outstanding notes and preferred shares

The following table discloses information about the Company’s convertible notes as of April 30, 2010, compared with the same information as of March 31, 2010:

Convertible Notes–April 30, 2010

Description	Maturity/ Redemption Date	Principal/ Aggregated Stated Value Outstanding as of March 31, 2010	Number of Common Stock Reserve as of March 31, 2010	Principal/ Aggregated Stated Value Outstanding as of April 30, 2010	Number of Common Stock Reserve as of April 30, 2010
4% Convertible Senior Subordinated Notes	1-Jul-10	$40,363,000	74,746	$40,363,000	74,746
7.5% Convertible Senior Notes	30-Apr-11	$10,250,000	122,620	$10,250,000	122,620
5.75% Convertible Senior Notes	15-Dec-11	$10,913,000	363,766	$10,913,000	363,766

Totals		$61,526,000	561,132	$61,526,000	561,132

The Company had no outstanding preferred shares as of March 31, 2010 and April 30, 2010. In a press release issued on March 30, 2010, the Company announced that it had entered into an agreement to sell $20 million of shares of its Series 4 Preferred Stock and warrants to purchase shares of its common stock in a registered offering to three institutional investors. The investors elected to convert all of their shares of Series 4 Preferred Stock and to receive the 40,000,000 shares of the Company’s common stock issuable upon such conversion at the closing. The financing closed on April 6, 2010.

On May 24, 2010, the Company announced that it entered into an agreement to issue (i) 21,000 shares of Series 5 Preferred Stock, no par value per share, initially convertible into 52,500,000 shares of common stock, and (ii) warrants to purchase up to 26,250,000 shares of common stock for aggregate net proceeds of approximately $19.6 million. The investors elected to convert all of their shares of Series 5 Preferred Stock and to receive the 52,500,000 shares of the Company’s common stock issuable upon such conversion at the closing. The financing closed on May 27, 2010. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes, which may include, among other things, retiring portions of its outstanding debt.

Debt Restructuring Program

On May 17, 2010, the Company announced that it entered into exchange agreements (the “Exchange Agreements”) with certain holders of some of the Company’s outstanding 4% Convertible Senior Subordinated Notes due 2010 (the “Notes”). Pursuant to one of the Exchange Agreements, the Company agreed to exchange an aggregate of 4,303,157 shares of the Company’s common stock for $1,848,000 aggregate outstanding principal amount of the Notes during the week ending May 21, 2010. The Company has since delivered a notice of termination of the Exchange Agreements to each of the holders party to the Exchange Agreements. The shares of common stock issued under the Exchange Agreements were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder.

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The Company, in April 2010, neither issued any new debt instruments nor bought any debt instruments already issued by the Company. The Company believes it is in compliance with the covenants on each series of its outstanding convertible notes.

Regulatory Matters and Products in Development

Pixantrone

In a press release issued on March 1, 2010, the Company announced that the ODAC meeting was rescheduled to March 22, 2010. On March 8, 2010, the Company announced that the FDA completed its inspection of the facility at NerPharMa (a pharmaceutical manufacturing company belonging to Nerviano Medical Sciences Srl, in Nerviano, Italy), which manufactures the Company’s drug pixantrone and has found the site in compliance and acceptable for continued manufacturing of the drug product. On March 22, 2010, the Company announced that the FDA’s ODAC panel voted unanimously that clinical trial data was not adequate to support approval of pixantrone for patients with relapsed or refractory aggressive non-Hodgkin’s lymphoma (“NHL”). The Company announced in a press release on April 9, 2010 that it had received a Complete Response Letter from the FDA regarding its new drug application (“NDA”) for pixantrone. In the Complete Response Letter, the FDA cited as its primary reason for the action its concerns previously raised at the ODAC meeting on March 22, 2010 and recommended that the Company conduct an additional clinical study of pixantrone to demonstrate the safety and effectiveness of pixantrone.

The Company announced in a press release issued on April 19, 2010 that it had met with and received feedback from the rapporteurs and the European Medicines Agency’s (the “EMEA”) medical reviewers regarding a proposed filing of a Marketing Authorization Application (“MAA”) for pixantrone in the European Union to treat relapsed/refractory aggressive non-Hodgkin’s lymphoma. The rapporteurs, who are assigned by the EMEA, are responsible for providing scientific advice on the evaluation of medicinal products. The feedback was supportive of filing on the basis of the PIX301 trial and the Company expects to submit the MAA during the second half of 2010. The Company announced in a press release on April 21, 2010 that the EMEA’s Pediatric Committee (the “PDCO”) recommended that the Company submit an updated Pediatric Investigation Plan (“PIP”) for pixantrone following discussions with the Company about the preclinical and clinical pixantrone data, including PIX301, and the desire to explore the potential benefits pixantrone may offer to children with hematologic cancer. The Company expects to submit a revised PIP to the EMEA by the end of the second quarter of 2010.

On May 13, 2010, the Company announced an agreement with the North Central Cancer Treatment Group (“NCCTG”) to conduct a phase II study of pixantrone in patients with HER2-negative metastatic breast cancer who have tumor progression after at least two, but not more than three, prior chemotherapy regimens

www.CellTherapeutics.com

Brostallicin

On April 28, 2010, the Company announced that the NCCTG plans to conduct a Phase II study of brostallicin in combination with cisplatin in patients with metastatic triple-negative breast cancer, defined by tumors lacking expression of estrogen, progesterone receptors and without over-expression of HER2.

OPAXIO

On March 4, 2010, the Company announced that it had received a statement on March 1, 2010 from the Gynecologic Oncology Group (“GOG”) leadership that the phase III GOG-212 clinical trial of the Company’s OPAXIO(TM) used as maintenance therapy for ovarian cancer remains a high priority and enrollment will continue.

The Company also announced that phase II study results from Brown University will be presented by Kimberly Perez, M.D., Hematology/Oncology Fellow with the Warren Alpert School of Medicine of Brown University, at the American Society of Clinical Oncology Annual Meeting in Chicago, Illinois on June 6, 2010.

Corporate Transactions and Assignment of Assets

With respect to the period from April 1, 2010 through April 30, 2010, the Company has no additional information to disclose to the market.

Exchange Listing Matters

On May 4, 2010, the Company issued a press release stating that it received a notice from The NASDAQ Stock Market (“NASDAQ”) indicating that for 30 consecutive business days the closing bid price of its common stock was below the minimum $1.00 per share requirement for continued listing of the Company’s common stock on The NASDAQ Capital Market under NASDAQ Listing Rule 5550(a)(2). This notification has no immediate effect on the listing of or the ability to trade the Company’s common stock on The NASDAQ Capital Market.

NASDAQ Listing Rule 5810(c)(3)(A) provides the Company with a grace period of 180 calendar days, or until November 1, 2010, to regain compliance. The Company will achieve compliance if the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days before November 1, 2010. The Company may be eligible for an additional grace period if it meets the initial listing standards, with the exception of bid price, for The NASDAQ Capital Market. If the Company meets the initial listing criteria, it may be granted an additional 180 calendar day compliance period.

The Company intends to actively monitor the closing bid price for its common stock between now and November 1, 2010, and will consider available options to resolve the deficiency and regain compliance with the NASDAQ minimum closing bid price requirement.

www.CellTherapeutics.com

Update on Outstanding Shares

The number of shares of the Company’s common stock, no par value (the “Common Stock”) issued and outstanding as of March 31, 2010 and April 30, 2010 were 615,423,905 and 656,319,735, respectively.

During the month of April 2010, the following transactions contributed to the change in the number of shares of the Company’s outstanding Common Stock:

•	conversions of the Company’s Series 4 Preferred Stock resulting in the issuance of 40,000,000 shares of Common Stock;

•	the issuance of 2,915,000 shares of Common Stock relating to stock awards under the Company’s 2007 Equity Incentive Plan, as amended and restated (the “2007 Equity Incentive Plan”);

•	the cancellation of 2,014,761 shares of Common Stock under the Company’s 2007 Equity Incentive Plan;

•	the cancellation of 4,409 shares of Common Stock under the Company’s 2007 Employee Stock Purchase Plan, as amended and restated.

The Company is not aware of any agreement for the resale of its shares of Common Stock on the Mercato Telematico Azionario (MTA) nor of the modalities by means of which shares of Common Stock were or will be resold.

Information about the capacity of the Company to sustain its financial needs

As disclosed in this press release, the Company had approximately $53.9 million in cash and cash equivalents as of April 30, 2010. This does not include approximately $19.6 million in net proceeds the Company received in May 2010 in connection with a registered offering of its Series 5 Preferred Stock and warrants.

On May 19, 2010, the Company published in Il Sole 24 Ore, an Italian newspaper, posted on the Company’s website and filed with the SEC a notice to the Company’s shareholders (the “Notice of Call”) stating that the Company’s special meeting of shareholders (the “Special Meeting”) had been adjourned to June 4, 2010. One of the proposals being voted on at the Special Meeting is the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company from 810,000,000 to 1,210,000,000 and to increase the number of authorized shares of Common Stock of the Company from 800,000,000 to 1,200,000,000. Since presently most of the Company’s currently authorized Common Stock has been issued or is reserved for issuance upon exercise or conversion of existing derivative securities, the aforesaid increase in the number of authorized shares of Common Stock is intended to allow the Company to potentially raise additional financing amounts as needed to continue to fund its operations. For more information about the Special Meeting, please refer to the Notice of Call and the Company’s proxy statement for the Special Meeting that is available on the Company’s website.

On April 15, 2010 the Company announced it had conducted an immediate reduction in force of 36 employees. The Company expects the reduction in force and elimination of previously planned increase in commercial personnel along with a reduction in planned operating expenses to result in savings of approximately $16 million in 2010. The Company’s total projected operating expenses, excluding equity based compensation, are expected to be approximately $60 million in 2010, which is a 21% reduction from its previously projected estimates. As a result of reducing these expenses, the Company is targeting an average net operating burn rate of approximately $4.4 million per month starting in the second quarter of 2010.

www.CellTherapeutics.com

About Cell Therapeutics, Inc.

Headquartered in Seattle, the Company is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect future results and the trading price of the Company’s securities. Specifically, the risks and uncertainties that could affect the development of pixantrone include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with pixantrone in particular, including, without limitation, the potential failure of pixantrone to prove safe and effective for the treatment of relapsed or refractory aggressive NHL and/or other tumors as determined by the FDA and/or the EMEA, that the FDA may not accept the Company’s proposed design for the protocol of the Company’s clinical trial and/or may request additional clinical trials, that if the Company conducts an additional clinical trial, it may not demonstrate the safety and effectiveness of pixantrone, that the Company cannot predict or guarantee the pace or geography of enrollment of its clinical trials, that the FDA may not grant the Company a meeting to discuss the design of the follow-on clinical trial for pixantrone, that the Company may not submit the MAA during the second half of 2010, that the EMEA may not accept the MAA, that the Company may not submit the PIP by the end of the second quarter of 2010, that the EMEA may not accept the PIP and the Company’s ability to continue to raise capital as needed to fund its operations, competitive factors, technological developments, costs of developing, producing and selling pixantrone. Further risks and uncertainties that the Company continues to have a substantial amount of debt outstanding and the quarterly interest expense associated with the debt is significant, the Company’s operating expenses continue to exceed its net revenues, that the Company may not be able to further reduce its operating expenses, that the Company will continue to need to raise capital to fund its operating expenses and may not be able to raise sufficient amounts to fund its continued operation, that the Company may not obtain approval of its shareholders at the Special Meeting to amend to the Company’s Amended and Restated Articles of Incorporation, that the Company may not regain compliance with the NASDAQ minimum closing bid price requirement between now and November 1, 2010, the risk that in the event the Company is unable to comply with the minimum bid price prior to November 1, 2010 that the Company may not be able to take other actions to regain compliance with the NASDAQ minimum closing bid price requirement, that the Company may not meet the initial listing criteria required to receive an additional 180 calendar day compliance period, NASDAQ may not grant the Company an additional grace period, the Company’s ability to maintain compliance with other NASDAQ listing requirements that the Company may not achieve the expected savings resulting from the reduction in force and there may be other costs associated with the reduction in force, that the Company might not achieve an average net operating burn rate per month of approximately $4.4 million per month starting in the second quarter of 2010, that the Company’s total projected operating expenses, excluding equity based compensation, will not be approximately $60 million in 2010 and that the information presented herein with respect to the Company’s convertible notes may differ materially from the information presented by the Company with respect to its convertible notes and convertible preferred stock prepared in accordance with U.S. GAAP in its periodic reports on Form 10-K and Form 10-Q, as well as other risks listed or described from time to time in the Company’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

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Media Contact:

Cell Therapeutics, Inc.

Dan Eramian

T: 206.272.4343

C: 206.854.1200

Lindsey Jesch

T : 206.272.4347

F : 206.272.4434

E: deramian@ctiseattle.com

www.CellTherapeutics.com/press_room

Investors Contact:

Cell Therapeutics, Inc.

Ed Bell

T: 206.272.4345

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

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